Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual report on Form 10-KSB of ATEL Capital Equipment Fund VII, LP, (the “Partnership”) for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Paritosh K. Choksi, Executive Vice President and Chief Financial and Operating Officer of ATEL Financial Services, LLC, General Partner of the Partnership, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 6, 2007

/s/ Paritosh K. Choksi
Paritosh K. Choksi
Executive Vice President and Chief Financial and Operating Officer of ATEL Financial Services, LLC (General Partner)